Non-Partner                                                              Page 1

                                                                    Exhibit 4.4


                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                             STOCK OPTION AGREEMENT


                                                  Number of Shares of Stock
Option No.                                        Subject to this Option: _____



     THIS AGREEMENT, effective as of the _____ day of _______________, 199_ is entered into by and between Diamond Technology Partners Incorporated, a Delaware corporation, (the "Company") and _____________________________________
(the "Optionee").

     WHEREAS, the Company has adopted the Diamond Technology Partners Incorporated 1994 Stock Option Plan (as amended from time to time, the "Plan"), which provides for the grant of qualified stock options (the "Options") to employees of the Company as selected by the Company's Operations Committee (the "Committee") to purchase shares of no par value common stock of the Company;

     WHEREAS, the Optionee has been selected by the Committee to receive an Option in accordance with the provisions of the Plan:

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Optionee to continue as an employee of the Company, the parties hereto hereby agree as follows:

     1. DEFINITIONS.
        ------------

     All capitalized terms used herein shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise.

       (a) "Date of Grant" shall mean the date of this Option Agreement as set forth above.

       (b) "Disability" shall mean any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent the Optionee from performing substantially all of his customary duties of employment for a continuous period of not less than twelve (12) months.

       (c) "Employee" shall mean a salaried employee of the Company.

       (d) "IPO" shall mean the closing of an initial public offering of Stock registered

Non-Partner                                                              Page 2


      under the Securities Act of 1933, as amended.

           (e) "Option Shares" shall mean the shares of Stock transferred pursuant to the exercise of this Option.

           (f) "Shareholders Agreement" shall mean that certain Amended and Restated Voting and Stock Restriction Agreement dated as of the 1st day of April, 1996, among the Company, the Investor Group and certain other shareholders of the Company, as amended.

           (g) "Stock" shall mean the no par value Common Stock of the Company.

           (h) "Warrant" shall mean that certain Warrant to Purchase Shares of Common Stock of the Company dated March 22, 1994 and issued to Safeguard Scientifics, Inc.

     2. GRANT OF OPTION; EXERCISE PRICE.
        --------------------------------

      The Committee, on behalf of the Company, hereby awards to the Optionee this Option to purchase all or any part of the number of shares of Stock set forth above at the Exercise Price of $____ per share, on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan, which is incorporated herein by reference.

     3. RESTRICTIONS ON TRANSFER.
        -------------------------

      This Option may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except by will or under the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction and, in any event, will be subject to the Plan and the Shareholders Agreement. The Option Shares may be transferred, assigned, pledged or hypothecated, voluntarily, involuntarily or by operation of law, only as provided in the Shareholders Agreement.

      This Option will terminate immediately upon any attempted transfer, assignment, pledge or hypothecation of this Option in violation of this Section 3, and any attempted transfer, assignment, pledge or hypothecation of any Option Shares in violation of this Section 3 will be void without further action by the Company and have no effect.

     4. RESTRICTIONS ON VOTING.
        -----------------------

      As provided in the Shareholders Agreement, until the occurrence of an IPO, Option Shares will be voted by the Chief Executive Officer of the Company, pursuant to an irrevocable proxy, executed by the Optionee upon the exercise of this Option.

     5. VESTING OF OPTION.
        ------------------

      This Option is exercisable only upon and after vesting. Except as provided below in this

Non-Partner                                                              Page 3


Section 5, this Option shall fully vest upon the third anniversary of the Date of Grant.

     The above vesting schedule assumes the Optionee's continuous employment with the Company. Except as provided below, no portion of this Option shall vest after the date the Optionee ceases to be an Employee for any reason, and any unvested portion of this Option theretofore held by the Optionee in such case shall be cancelled as of that date.

     Notwithstanding anything to the contrary above, if the Optionee dies or suffers a Disability during the vesting period described in this Section 5, and the Optionee was an Employee at the time of such death or Disability, the unvested portion of this Option shall automatically vest on the date of death or Disability.

     6. WHEN OPTION MAY BE EXERCISED.
        -----------------------------

       (a) Except as provided in subsections (b) and (c) of this Section 6, the vested portion of this Option shall be exercised, if at all, by the Optionee at any time before the fifth anniversary of its Date of Grant.

       (b) If the Optionee ceases to be an Employee for any reason, the Optionee's vested Options must be exercised, if at all, not later than 90 days following the date the Optionee ceases to be an Employee. Any unvested portion of this Option terminates immediately upon the cessation of employment of the Optionee.

       (c) The Company shall notify the Optionee of any transaction involving the sale of all the Stock; such notice to be given at such time as the Company determines under the circumstances, provided that the Optionee shall have a reasonable time to consider and effect the Optionee's election as provided hereafter. If the Optionee desires to exercise the vested portion of this Option prior to such sale and so notifies the Company, the Company may elect to pay the Optionee the excess of the amount received or to be received for the Option Shares over the amount that would have been received from the Optionee upon the exercise of the vested portion of this Option. The vested portion of this Option shall not be exercisable after the closing of such sale and this Option, vested or unvested, if not exercised as provided above, shall terminate upon the closing of such sale.

     7. EXERCISE OF OPTION.
        -------------------

     During the Optionee's lifetime, this Option shall be exercisable only by the Optionee or his legal representative or guardian. This Option shall not be exercisable by the spouse of the Optionee during the Optionee's lifetime, unless such spouse is acting in his or her capacity as the legal representative or guardian of the Optionee. In the event of the Optionee's death, this Option shall be exercisable by the person or entity (including the Optionee's estate) that has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution.

     This Option may be exercised by submitting to the Company (a) a Notice of Exercise in

Non-Partner                                                              Page 4


the form attached hereto as Exhibit A, (b) any other written representations, covenants, and other undertakings that the Company may prescribe pursuant to the Shareholders Agreement or to satisfy securities laws and regulations or other requirements, and (c) a certified or bank cashier's check payable to the order of the Company in an amount equal to the full purchase price (the number of Option Shares multiplied by the Exercise Price) of the shares to be purchased.

     By accepting this Option, the Optionee consents to any withholding from the Optionee's wages as described in Section 17 of the Plan.

     8. MODIFICATION OF OPTION.
        -----------------------

     At any time and from time to time the Committee may cause the Company to execute an instrument providing for modification, extension, or renewal of this Option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the Optionee.

     9. SHAREHOLDER RIGHTS.
        -------------------

     The Optionee shall have none of the rights of a shareholder with respect to the Option Shares subject to the Option until the transfer of such shares to the Optionee has been duly recorded on the stock transfer books of the Company upon the exercise of the Option. As a precondition to the transfer of the Option Shares to the Optionee, the Optionee shall execute and deliver to the Company, in the form prescribed by the Company, either a counterpart of the Shareholders Agreement or an agreement under which the Optionee adopts and agrees to be bound by the Shareholders Agreement. The certificates representing the Option Shares shall bear the legends as provided in the Plan or the Shareholders Agreement.

     10. DILUTION.
         ---------
     The Optionee acknowledges that upon the issuance of shares to any person (other than an issuance described in the first paragraph of Section 4 of the Plan), whether pursuant to the exercise of the Warrant or otherwise, the Optionee will suffer a corresponding dilution of the Optionee's interest in the Stock.

     11. COOPERATION WITH IPO.
         ---------------------

     The Optionee shall cooperate in all respects with the Company in connection with any proposed IPO or other registration of the Stock.

     12. CONTINUED EMPLOYMENT NOT PRESUMED.
         ----------------------------------

     Nothing in the Plan or any document describing it nor this Agreement shall give the Optionee the right to continue in employment with the Company or affect the right of the Company to terminate the employment of the Optionee, with or without cause, at any time.

Non-Partner                                                              Page 5


     13. QUALIFIED INCENTIVE STOCK OPTION.
         ---------------------------------

     To the extent that the aggregate Fair Market Value (as of the Date of Grant) of the Option Shares issuable under all Options (including this Option) granted to an individual which are exercisable for the first time by such individual during any calendar year exceeds $100,000, such Options shall be treated as options that are not "incentive stock options" under the Code. The Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Internal Revenue Code Section 423.

     14. RECEIPT AND REVIEW OF PLAN.
         ---------------------------

     The Optionee acknowledges receipt of a copy of the Plan and the Shareholders Agreement and further acknowledges notice of the terms, conditions, restrictions and limitations contained therein, including the existence of certain agreements with third parties that may affect the shares as set forth in Section 18 of the Plan, securities law restrictions as set forth in Section 15 of the Plan, the possibility of a reduction in shares as set forth in Section 5 of the Plan, and the repurchase option set forth in the Shareholders Agreement.

     15. CONFLICTS.
         ----------

     The Company and the Optionee agree to be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without the Optionee's consent, adversely affect the rights specifically granted the Optionee hereunder. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

     16. NOTICES.
         --------

     All notices by one party to the other under this Agreement shall be in writing. Any notice under this Agreement to the Committee or to the Company shall be addressed to the Company at Suite 3000, 875 N. Michigan Avenue, Chicago, Illinois 60611, and any notice to the Optionee shall be addressed to the Optionee at the address listed beneath the Optionee's signature hereto. If mailed by United States mail, properly addressed and proper postage prepaid or if sent by recognized overnight courier service, notice shall be effective on the date of mailing or delivery to such courier. If served personally, notice shall be effective as of the date of delivery to the address of the party to whom the notice is addressed. If the effective date as provided above is not a business day, the effective date shall be the next regular business day.
Either party may at any time notify the other in writing of a new address for service of notice upon that party.

     17. SEVERABILITY.
         -------------
     If any provision of this Agreement for any reason should be found by any arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion hereof, which remaining provision or portion shall remain in full force and effect as if this

Non-Partner                                                              Page 6



Agreement had been adopted with the invalid, illegal or unenforceable provision or portion eliminated.

     18. HEADINGS.
         ---------

     The headings and captions utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

     19. AGREED FORUM.
         -------------

     All acts required to be performed by the Optionee hereunder shall be deemed to be performed in Chicago, Cook County, Illinois, and the Optionee hereby submits to the jurisdiction of any state or Federal court located in Chicago, Illinois and waives any and all objections to the jurisdiction of such counts and the venue of any action brought therein.

     20. ARBITRATION.
         ------------

     At the election of the Company, any dispute arising under this Agreement will be settled by final and binding arbitration conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association. To the extent permitted or required by law, judgment upon the decision rendered in any such arbitration may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision and enforcement thereof.

     21. EQUITABLE RELIEF.
         -----------------

     The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, or may be made the subject of the arbitration proceedings described in the preceding section.

     22. APPLICABLE STATE LAW.
         ---------------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     23. SUCCESSORS AND ASSIGNS.
         -----------------------

     Subject to the limitations of the transferability of this Option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

Non-Partner                                                              Page 7



     24. JOINDER OF SPOUSE.
         ------------------

     The Optionee's spouse has executed this Agreement for the purpose of evidencing his or her consent to the agreements herein contained and for the further purpose of agreeing that any community property interest, or other right, title or interest, which he or she may have in this Option or in Option Shares issued in the Optionee's name shall be subject to and bound by the terms herein. The Optionee agrees to cause any future spouse of such Optionee to execute a counterpart of this Agreement agreeing to be likewise bound.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


OPTIONEE:                          THE COMPANY:

                                   Diamond Technology Partners Incorporated

                                   By:________________________________________
                                   Name:  Melvyn E. Bergstein
                                   Title: Chief Executive Officer and President


ADDRESS:

______________________________
______________________________

SPOUSE OF OPTIONEE:

______________________________

Non-Partner                                                              Page 8



                                   EXHIBIT A
                                       TO
                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                             1994 STOCK OPTION PLAN

                               NOTICE OF EXERCISE

               (to be executed only upon exercise of the Option)

     Reference is made to the Diamond Technology Partners Incorporated Option Agreement, dated as of _____________________, 199__ (the "Option Agreement"), between Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"); ____________________________________ (the "Optionee"). Capitalized
terms used herein and not otherwise defined have the meanings assigned to such terms in the Option Agreement.

  1. The Optionee hereby irrevocably exercises the option for and Purchases ___________ shares of Stock.

  2. The full purchase price for the shares of Stock being purchased hereunder, calculated in accordance with the Option Agreement, is $_______________, and the Optionee is delivering to the Company simultaneously with the delivery of this Notice of Exercise a certified or bank cashier's check payable to the order of the Company in such amount.

  3. The shares of Stock being purchased hereunder are being acquired for the Optionee's own account and not with a view to distribution thereof in violation of applicable Federal or state securities laws.

  4. The Optionee hereby agrees to be bound, with respect to the shares of Stock being purchased hereunder, by the Shareholders Agreement and agrees to execute or adopt such Shareholders Agreements as prescribed by the Company, as a condition to receipt of the shares of Stock.

  5. The Optionee requests that certificates for the shares of Stock being purchased hereunder be issued in the name of and delivered to the Optionee at the following address:
                          _________________________
                          _________________________
                          _________________________


Dated as of ____________________              ______________________________
                                              (Signature)


                                              ______________________________
                                              (Name)

                                              ______________________________

Non-Partner                                                              Page 9




                                             (Signature of Spouse)

                                             ______________________________
                                             (Name)

Partner                                                                   Page 1


                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                            STOCK OPTION AGREEMENT

                                                       Number of Shares of Stock
Option No. 1                                             Subject to this Option:


     THIS AGREEMENT, effective as of the _____ day of _______________, 1996 is entered into by and between Diamond Technology Partners Incorporated, a Delaware corporation, (the "Company") and ____________________ (the "Optionee").

     WHEREAS, the Company has adopted the Diamond Technology Partners Incorporated 1994 Stock Option Plan (as amended from time to time, the "Plan"), which provides for the grant of qualified stock options (the "Options") to employees of the Company as selected by the Company's Operations Committee (the "Committee") to purchase shares of no par value common stock of the Company;

     WHEREAS, the Optionee has been selected by the Committee to receive an Option in accordance with the provisions of the Plan:

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Optionee to continue as an employee of the Company, the parties hereto hereby agree as follows:

     1.   DEFINITIONS.
          ------------

     All capitalized terms used herein shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise.

          (a) "Date of Grant" shall mean the date of this Option Agreement as set forth above.

          (b) "Disability" shall mean any medically determinable physical or mental impairment that, in the opinion of the Committee, based upon medical reports and other evidence satisfactory to the Committee, can reasonably be expected to prevent the Optionee from performing substantially all of his customary duties of employment for a continuous period of not less than twelve (12) months.

          (c) "Employee" shall mean a salaried employee of the Company.

Partner                                                                   Page 3


          (d) "IPO" shall mean the closing of an initial public offering of the Stock registered under the Securities Act of 1933, as amended.

          (e) "Option Shares" shall mean the shares of Stock transferred pursuant to the exercise of this Option.

          (f) "Shareholders Agreement" shall mean that certain Amended and Restated Voting and Stock Restriction Agreement dated as of the 1st day of April, 1996 among the Company, the Investor Group and certain other shareholders of the Company, as amended.

          (g) "Stock" shall mean the no par value common stock of the Company.

          (h) "Vesting Date" shall mean the April 1st of the calendar year in which the Date of Grant has occurred, if the Date of Grant is a date after March 31st of such year, but before October 1st of the same year; otherwise, the Vesting Date shall mean the preceding October 1st except in the event the Date of Grant is October 1st, in which case the Vesting Date shall be the Date of Grant.

          (i) "Warrant" shall mean that certain Warrant to Purchase Shares of Common Stock of the Company dated March 22, 1994 and issued to Safeguard Scientifics, Inc.

     2.   GRANT OF OPTION; EXERCISE PRICE.
          --------------------------------

     The Committee, on behalf of the Company, hereby awards to the Optionee this Option to purchase all or any part of the number of shares of Stock set forth above at the Exercise Price of $____ per share, on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan, which is incorporated herein by reference.

     3.   RESTRICTIONS ON TRANSFER.
          -------------------------

     This Option may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except by will or under the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction and, in any event, will be subject to the Plan and the Shareholders Agreement. The Option Shares may be transferred, assigned, pledged or hypothecated, voluntarily, involuntarily or by operation of law, only as provided in the Shareholders Agreement.

     This Option will terminate immediately upon any attempted transfer, assignment, pledge or hypothecation of this Option in violation of this Section 3, and any attempted transfer, assignment, pledge or hypothecation of any Option Shares in violation of this Section 3 will be void without further action by the Company and have no effect.

     4.   VOTING OF OPTION SHARES.
          ------------------------

Partner                                                                   Page 4


     As provided in the Shareholders Agreement, until the occurrence of an IPO, Option Shares will be voted by the Chief Executive Officer of the Company, pursuant to an irrevocable proxy, executed by the Optionee upon the exercise of this Option.

     5.   VESTING OF OPTION.
          ------------------

     This Option is exercisable only upon and after vesting. Except as provided in Section 6 hereof, this Option shall vest according to the following schedule:

          (a) as to ten percent (10%) of the Option Shares, on the first anniversary of the Vesting Date;

          (b) as to an additional fifteen percent (15%) of the Option Shares, on the second anniversary of the Vesting Date; and

          (c) as to an additional twenty-five percent (25%) of the Option Shares, on each of the third, fourth, and fifth anniversaries of the Vesting Date.

     The above vesting schedule assumes the Optionee's continuous employment with the Company. Except as provided in Section 6 hereof, no portion of this Option shall vest after the date the Optionee ceases to be an Employee for any reason, and any unvested portion of this Option theretofore held by the Optionee in such case shall be canceled as of that date.

     6.   SPECIAL VESTING RULES.
          ----------------------

     Notwithstanding anything to the contrary in Section 5 hereof, if the Optionee dies or suffers a Disability during the vesting period described in said Section 5, and the Optionee was an Employee at the time of such death or Disability, the unvested portion of this Option shall automatically vest on the date of death or Disability.

     7.   WHEN OPTION MAY BE EXERCISED.
          -----------------------------

          (a) Except as provided in subsections (b) and (c) of this Section 7, the vested portion of this Option shall be exercised, if at all, by the Optionee at any time before the seventh anniversary of its Date of Grant.

          (b) If the Optionee ceases to be an Employee for any reason, the vested portions of the Optionee's Options must be exercised, if at all, not later than 90 days following the date the Optionee ceases to be an Employee. Any unvested portion of this Option terminates immediately upon the cessation of employment of the Optionee.

          (c) The Company shall notify the Optionee of any transaction involving the sale of all the Stock; such notice to be given at such time as the Company determines under the circumstances, provided that the Optionee shall have a reasonable time to consider and effect the Optionee's election as provided hereafter. If the Optionee desires

Partner                                                                   Page 5


     to exercise the vested portion of this Option prior to such sale and so notifies the Company, the Company may elect to pay the Optionee the excess of the amount received or to be received for the Option Shares over the amount that would have been received from the Optionee upon the exercise of the vested portion of this Option. The vested portion of this Option shall not be exercisable after the closing of such sale and this Option, vested or unvested, if not exercised as provided above, shall terminate upon the closing of such sale.

     8. EXERCISE OF OPTION.
        -------------------

     During the Optionee's lifetime, this Option shall be exercisable only by the Optionee or his legal representative or guardian. This Option shall not be exercisable by the spouse of the Optionee during the Optionee's lifetime, unless such spouse is acting in his or her capacity as the legal representative or guardian of the Optionee. In the event of the Optionee's death, this Option shall be exercisable by the person or entity (including the Optionee's estate) that has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution.

     This Option may be exercised by submitting to the Company (a) a Notice of Exercise in the form attached hereto as Exhibit A, (b) any other written representations, covenants, and other undertakings that the Company may prescribe pursuant to the Shareholders Agreement or to satisfy securities laws and regulations or other requirements, and (c) a certified or bank cashier's check payable to the order of the Company in an amount equal to the full purchase price (the number of Option Shares multiplied by the Exercise Price) of the shares to be purchased.

     By accepting this Option, the Optionee consents to any withholding from the Optionee's wages as described in Section 17 of the Plan.

     9. MODIFICATION OF OPTION.
        -----------------------

     At any time and from time to time, the Committee may cause the Company to execute an instrument providing for modification, extension, or renewal of this Option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the Optionee.

     10. SHAREHOLDER RIGHTS.
         -------------------

     The Optionee shall have none of the rights of a shareholder with respect to the Option Shares subject to the Option until the transfer of such shares to the Optionee has been duly recorded on the stock transfer books of the Company upon the exercise of the Option. As a precondition to the transfer of the Option Shares to the Optionee, the Optionee shall execute and deliver to the Company, in the form prescribed by the Company, either a counterpart of the Shareholders Agreement or an agreement under which the Optionee adopts and agrees to be bound by the Shareholders Agreement. The certificates representing the Option Shares shall bear the legends as provided in the Plan or the Shareholders Agreement.

Partner                                                                  Page 6



     11. DILUTION.
         ---------

     The Optionee acknowledges that upon the issuance of shares to any person (other than an issuance described in the first paragraph of Section 4 of the Plan), whether pursuant to the exercise of the Warrant or otherwise, the Optionee will suffer a corresponding dilution of the Optionee's interest in the Stock.

     12. COOPERATION WITH IPO.
         ---------------------

     The Optionee shall cooperate in all respects with the Company in connection with any proposed IPO or other registration of the Stock.

     13. CONTINUED EMPLOYMENT NOT PRESUMED.
         ----------------------------------

     Nothing in the Plan or any document describing it nor this Agreement shall give the Optionee the right to continue in employment with the Company or affect the right of the Company to terminate the employment of the Optionee, with or without cause, at any time.

     14. QUALIFIED INCENTIVE STOCK OPTION.
         ---------------------------------

     To the extent that the aggregate Fair Market Value (as of the Date of Grant) of the Option Shares issuable under all Options (including this Option) granted to an individual which are exercisable for the first time by such individual during any calendar year exceeds $100,000, such Options shall be treated as options that are not "incentive stock options" under the Code. The Plan is not intended to qualify as an "employee stock purchase plan" within the meaning of Internal Revenue Code Section 423.

     15. RECEIPT AND REVIEW OF PLAN AND SHAREHOLDERS AGREEMENT.
         ------------------------------------------------------

     The Optionee acknowledges receipt of copies of the Plan and the Shareholders Agreement and further acknowledges notice of the terms, conditions, restrictions and limitations contained therein, including the existence of certain agreements with third parties that may affect the shares as set forth in Section 18 of the Plan, securities law restrictions as set forth in Section 15 of the Plan, the possibility of a reduction in shares as set forth in Section 5 of the Plan, and the repurchase options set forth in the Shareholders Agreement.

     16. CONFLICTS.
         ----------

     The Company and the Optionee shall be bound by all of the terms, conditions, restrictions and limitations of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall, without the Optionee's consent, adversely affect the rights specifically granted the Optionee hereunder. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

     17. NOTICES.
         --------

Partner                                                                  Page 7



     All notices by one party to the other under this Agreement shall be in writing. Any notice under this Agreement to the Committee or to the Company shall be addressed to the Company at Suite 3000, 875 N. Michigan Avenue, Chicago, Illinois 60611, and any notice to the Optionee shall be addressed to the Optionee at the address listed beneath the Optionee's signature hereto. If mailed by United States mail, properly addressed and proper postage prepaid or if sent by recognized overnight courier service, notice shall be effective on the date of mailing or delivery to such courier. If served personally, notice shall be effective as of the date of delivery to the address of the party to whom the notice is addressed. If the effective date as provided above is not a business day, the effective date shall be the next regular business day.
Either party may at any time notify the other as provided above of a new address for service of notice upon that party.

     18. SEVERABILITY.
         -------------

     If any provision of this Agreement for any reason should be found by any arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion hereof, which remaining provision or portion shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion eliminated.

     19. HEADINGS.
         ---------

     The headings and captions utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

     20. AGREED FORUM.
         -------------

     All acts required to be performed by the Optionee hereunder shall be deemed to be performed in Chicago, Cook County, Illinois, and the Optionee hereby submits to the jurisdiction of any state or Federal court located in Chicago, Illinois and waives any and all objections to the jurisdiction of such courts and the venue of any action brought therein.

     21. ARBITRATION.
         ------------

     At the election of the Company, any dispute arising under this Agreement will be settled by final and binding arbitration conducted in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association. To the extent permitted or required by law, judgment upon the decision rendered in any such arbitration may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision and enforcement thereof.

     22. EQUITABLE RELIEF.
         -----------------

     The Company shall be entitled to enforce the terms and provisions of this Agreement by

Partner                                                                  Page 8


an action for injunction or specific performance or an action for damages or all of them, or may be made the subject of the arbitration proceedings described in the preceding section.

     23. APPLICABLE STATE LAW.
         ---------------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     24. SUCCESSORS AND ASSIGNS.
         -----------------------

     Subject to the limitations on the transferability of this Option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

     25. JOINDER OF SPOUSE.
         ------------------

     The Optionee's spouse has executed this Agreement for the purpose of evidencing his or her consent to the agreements herein contained and for the further purpose of agreeing that any community property interest, or other right, title or interest, which he or she may have in this Option or in Option Shares issued in the Optionee's name shall be subject to and bound by the terms herein. The Optionee agrees to cause any future spouse of such Optionee to execute a counterpart of this Agreement agreeing to be likewise bound.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


OPTIONEE:                       THE COMPANY:

                                Diamond Technology Partners Incorporated

                                By:__________________________________________
                                Name:   Melvyn E. Bergstein
                                Title:  Chief Executive Officer and President


ADDRESS:

______________________________
______________________________

SPOUSE OF OPTIONEE:

______________________________

Partner                                                                  Page 9


                                   EXHIBIT A
                                       TO
                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                             1994 STOCK OPTION PLAN

                               NOTICE OF EXERCISE

               (to be executed only upon exercise of the Option)

     Reference is made to the Diamond Technology Partners Incorporated Option Agreement, dated as of _____________ _____, 199__ (the "Option Agreement"), between Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"); _________ ___________________________________ (the "Optionee").
Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Option Agreement.

     1. The Optionee hereby irrevocably exercises the option for and Purchases _______________ shares of Stock.

     2. The full purchase price for the shares of Stock being purchased hereunder, calculated in accordance with the Option Agreement, is $_______________, and the Optionee is delivering to the Company simultaneously with the delivery of this Notice of Exercise a certified or bank cashier's check payable to the order of the Company in such amount.

     3. The shares of Stock being purchased hereunder are being acquired for the Optionee's own account and not with a view to distribution thereof in violation of applicable Federal or state securities laws.

     4. The Optionee hereby agrees to be bound, with respect to the shares of Stock being purchased hereunder, by the Shareholders Agreement and agrees to execute or adopt such Shareholders Agreement as prescribed by the Company, as a condition to receipt of the shares of Stock.

     5. The Optionee requests that certificates for the shares of Stock being purchased hereunder be issued in the name of and delivered to the Optionee at the following address:
                          _________________________
                          _________________________
                          _________________________
                          _________________________


Dated as of ____________________          ______________________________
                                          (Signature)


                                          ______________________________
                                          (Name)

Partner                                                                Page 10




                                             ______________________________
                                             (Signature of Spouse)

                                             ______________________________
                                             (Name)